UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OF THE

SECURITIES ACT OF 1934

ENVISION SOLAR INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

Nevada	26-1342810
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

5660 Eastgate Dr., San Diego, California 92121

(Address of principal executive offices) (Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be registered	Name of each exchange on which each class is to be registered
Common Stock, par value $0.001 per share	The Nasdaq Capital Market
Warrants to purchase Common Stock	The Nasdaq Capital Market

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [X]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [_]

Securities Act registration statement file number pursuant to which this form relates: 333-226040

Securities Act registration or Regulation A offering statement file number to which this from relates: None

Securities to be registered pursuant to Section 12(g) of the Act: None

Item 1.	Description of Registrant’s Securities to be Registered.

Envision Solar International, Inc. (the “Registrant”) hereby incorporates by reference herein the description of its common stock, par value $0.001 per share (the “Common Stock”), and Warrants to be registered hereunder set forth under the heading “Description of Securities” in the Registrant’s prospectus forming part of its Registration Statement on Form S-1 (File No. 333-226040), originally filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, on July 2, 2018 as thereafter amended and supplemented.

Item 2.	Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed, because no other securities of the Registrant are registered on The Nasdaq Capital Market and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

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SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Date: April 12, 2019

ENVISION SOLAR INTERNATIONAL, INC.

/s/ Desmond Wheatley
Desmond Wheatley, Chief Executive Officer